Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated April 3, 2024, relating to the consolidated financial statements of Innate Pharma and its subsidiary (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2023.

/s/ Deloitte & Associés

Paris - La Défense, France

September 11, 2024